S  T  R  U  C  T  U  R  E  D    I  N  V  E  S  T  M  E  N  T  S

Client Strategy Guide: July 2009 Offerings

                                                                  Morgan Stanley
                                                                    Smith Barney
                                  Free Writing Prospectus
                                  Dated July 14, 2009
                                  Registration Statement No. 333-156423
                                  Filed Pursuant to Rule 433

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: July 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	Capital Protected Notes based on the S&P 500® Index (SPX) by JPMorgan Chase & Co. .... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 7 Bull PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC .... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by Morgan Stanley .... page 9
Commodities	90% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley .... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Market Place

U.S. Equities	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 12 Contingent Annual Income Certificates of Deposit based on a Basket of 20 U.S. Equities by HSBC Bank USA, N.A. .... page 13 Bear PLUS℠ based on the Financial Select Sector SPDR Fund (XLF) by Morgan Stanley .... page 14 10% to 14% RevCons℠ based on Microsoft Corporation (MSFT) by Barclays Bank PLC .... page 15 11% to 15% RevCons℠ based on Monsanto Company (MON) by Barclays Bank PLC .... page 16
International Equities	Buffered Auto-callable Securities based the iShares® FTSE/Xinhua China 25 Index (FXI) by Morgan Stanley .... page 17 Bull PLUS℠ based on the iShares® MSCI Emerging Markets Index Fund (EEM) by Morgan Stanley .... page 18
Commodities	Buffered PLUS℠ based on the S&P GSCI™ Brent Crude Index – Excess Return by Morgan Stanley .... page 19
Currencies	Currency-Linked Capital Protected Notes based on a BRIC Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 20
Hybrid	Global Recovery PLUS℠ based on a Basket of ETFs and Indices by Morgan Stanley .... page 21

Selected Risks & Considerations .... page 22

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2009

                                                                  Morgan Stanley
                                                                    Smith Barney
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Client Strategy Guide: July 2009 Offerings                                Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

o    For Registered Offerings Issued by Morgan Stanley:       Morgan Stanley's CIK on the SEC web site is 0000895421
o    For Registered Offerings Issued by Eksportfinans ASA:    Eksportfinans's CIK on the SEC web site is 0000700978
o    For Registered Offerings Issued by Barclays Bank PLC:    Barclays Bank PLC's CIK on the SEC web site is 0000312070
o    For Registered Offerings Issued by JPMorgan Chase & Co.: JPMorgan's CIK on the SEC web site is 0000019617

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any
Certificate of Deposit, please contact your Morgan Stanley Smith Barney
Financial Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
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                                                                    Smith Barney
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Client Strategy Guide: July 2009 Offerings                                Page 4
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Selected Features & Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies or interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
                                                                               4

MorganStanley SmithBarney
Client Strategy Guide: July 2009 Offerings
Page 5

Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Protect Principal, Enhance Yield, Leverage Performance** and **Access**.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
July 2009

                                                                  Morgan Stanley
                                                                    Smith Barney
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Client Strategy Guide: July 2009 Offerings                                Page 6
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Opportunities in U.S. Equities

Protect Principal             o    Capital Protected Notes based on the S&P
                                   500(R) Index (SPX)

Strategy Overview             o    Full principal protection at maturity,
                                   subject to issuer's credit risk; investors
                                   may receive an additional payment based on
                                   the performance of the underlying asset,
                                   subject to the maximum payment at maturity

                              o    May be appropriate for investors who have a
                                   moderately bullish outlook on Considerations

Risk Considerations           o    Principal protection is available only at
                                   maturity and is subject to issuer credit risk

                              o    Will yield no positive return if the
                                   underlying index does not appreciate

                              o    Does not provide for current income; no
                                   interest payments the underlying asset over
                                   the investment term, but are concerned about

                              o    Appreciation potential is limited by the
                                   maximum payment at maturity potential loss of
                                   principal

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of JPMorgan Chase & Co. and all payments on the notes, including the repayment of principal, are subject to the credit risk of JPMorgan Chase & Co.

Issuer                        JPMorgan Chase & Co.

Underlying                    S&P 500(R) Index (SPX)

Maturity Date                 July 31, 2014 (5 Years)

Principal Protection          100% at maturity, subject to issuer's credit risk

Participation Rate            100%

Payment at Maturity           The payment at maturity per $10 stated principal
                              amount will equal:

                              $10 + Supplemental Redemption Amount, if any,
                              subject to the Maximum Payment at Maturity

                              In no event will the payment at maturity be less
                              than $10 or greater than the Maximum Payment at
                              Maturity.

Supplemental
  Redemption                  Amount $10 x Index Percent Change x Participation
                              Rate; provided that the Supplemental Redemption
                              Amount will not be less than $0 or greater than
                              $5.00 to $6.00 per note, to be determined on the
                              pricing date.

Maximum                       Payment at Maturity $15.00 to $16.00 per note
                              (150% to 160% of the stated principal amount), to
                              be determined on the pricing date

Index Percent Change          (Final Index Value - Initial Index Value) /
                               Initial Index Value

Coupon                        None

Listing                       The notes will not be listed on any securities
                              exchange.

Issue Price                   $10 per note

Expected Pricing Date (1)     This offering is expected to close for ticketing
                              on Friday - July 24, 2009.

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
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                                                                  Morgan Stanley
                                                                    Smith Barney
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Client Strategy Guide: July 2009 Offerings                                Page 7
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Opportunities in U.S. Equities

Leverage Performance          o    Buffered PLUS (SM) based on the S&P
                                   500(R)Index (SPX)
--------------------------------------------------------------------------------
Strategy Overview             o    Leveraged exposure to an underlying asset up
                                   to a cap, with full downside exposure to the
                                   extent a decline in the underlying asset
                                   exceeds the buffer amount at maturity

                              o    May be appropriate for investors who
                                   anticipate moderate price appreciation and
                                   are willing to exchange some upside exposure
                                   compared to a Bull PLUS, either in the

                              o    Appreciation potential is limited to the
                                   maximum payment at maturity form of less
                                   leverage or a lower cap, for limited
                                   protection against depreciation of the

                              o    Does not provide for current income; no
                                   interest payments underlying asset at
                                   maturity
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Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index beyond the buffer amount

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance of the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing value of the asset has not declined below the specified buffer amount, an investor will receive the stated
principal amount or (ii) if the closing value of the asset is below the buffer amount, an investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley

Issuer                        Morgan Stanley

Underlying                    S&P 500(R) Index (SPX)

Maturity Date                 July 27, 2011 (2 Years)

Leverage Factor               200%

Buffer Amount                 10%

Payment at Maturity           o    If the Final Index Value is greater than the
                                   Initial Index Value:

                                   o    $10 + the Leveraged Upside Payment

                              In no event will the payment at maturity exceed
                              the Maximum Payment at Maturity.

                              o    If the Final Index Value is less than or
                                   equal to the Initial Index Value but has
                                   decreased from the Initial Index Value by an
                                   amount less than or equal to the Buffer
                                   Amount of 10%:

                                      o $10

                              o    If the Final Index Value is less than the
                                   Initial Index Value and has decreased from
                                   the Initial Index Value by an amount greater
                                   than the Buffer Amount of 10%:

                                   o    ($10 x the Index Performance Factor) +
                                      $1.00

                              This amount will be less than par. However, under
                              no circumstances will the payment at maturity be
                              less than $1.00 per Buffered PLUS.

Leveraged Upside Payment      $10 x Leverage Factor x Index Percent Increase

Index Percent Increase        (Final Index Value - Initial Index Value) /
                               Initial Index Value

Maximum                       Payment at Maturity $12.63 to $13.13 per Buffered
                              PLUS (126.3% to 131.3% of the stated principal
                              amount), to be determined on the pricing date

Minimum Payment at Maturity   $1.00 per Buffered PLUS (10% of the stated
                              principal amount)

Index Performance Factor      Final Index Value / Initial Index Value

Issue Price                   $10 per Buffered PLUS

Listing                       The Buffered PLUS will not be listed on any
                              securities exchange.

Expected Pricing Date (1)     This offering is expected to close for ticketing
                              on Friday - July 24, 2009.

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
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MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 8

Opportunities in U.S. Equities

Leverage Performance

Bull PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the PLUS are subject to the credit risk of Barclays Bank PLC.

Issuer	**Barclays Bank PLC**
Underlying	S&P 500® Index (SPX)
Maturity Date	August 27, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.55 to $12.05 per PLUS (115.5% to 120.5% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  Morgan Stanley
                                                                    Smith Barney
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Client Strategy Guide: July 2009 Offerings                                Page 9
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Opportunities in International Equities

Leverage Performance               o    Buffered PLUS (SM)based on the
                                        iShares(R) MSCI EAFE Index Fund (EFA)
--------------------------------------------------------------------------------

Strategy Overview             o    Leveraged exposure to an underlying asset up
                                   to a cap, with full downside exposure to the
                                   extent a decline in the underlying asset
                                   exceeds the buffer amount at maturity

                              o    May be appropriate for investors who
                                   anticipate moderate price appreciation and
                                   are willing to exchange some upside exposure
                                   compared to a Bull PLUS, either in the form
                                   of less leverage or a lower cap, for limited
                                   protection against depreciation of the
                                   underlying asset at maturity

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index beyond the buffer amount

                              o    Appreciation potential is limited to the
                                   maximum payment at maturity

                              o    Does not provide for current income; no
                                   interest payments
--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley
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Issuer                        Morgan Stanley

Underlying                    iShares(R) MSCI EAFE Index Fund (EFA)

Maturity Date                 July 27, 2011 (2 Years)

Leverage Factor               200%

Buffer Amount                 10%

Payment at Maturity           o    If the Final Share Price is greater than the
                                   Initial Share Price:

                                   o    $10 + the Leveraged Upside Payment

                              In no event will the payment at maturity exceed
                              the Maximum Payment at Maturity.

                              o    If the Final Share Price is less than or
                                   equal to the Initial Share Price but has
                                   decreased from the Initial Share Price by an
                                   amount less than or equal to the Buffer
                                   Amount of 10%:

                                   o    $10

                              o    If the Final Share Price is less than the
                                   Initial Share Price and has decreased from
                                   the Initial Share Price by an amount greater
                                   than the Buffer Amount of 10%:

                                   o    ($10 x the Share Performance Factor) +
                                        $1.00

                              This amount will be less than par. However, under
                              no circumstances will the payment at maturity be
                              less than $1.00 per Buffered PLUS.

Leveraged Upside Payment      $10 x Leverage Factor x Share Percent Increase

Share Percent Increase        (Final Share Price - Initial Share Price) /
                               Initial Share Price

Maximum                       Payment at Maturity $13.37 to $13.87 per Buffered
                              PLUS (133.7% to 138.7% of the stated principal
                              amount), to be determined on the pricing date

Minimum Payment at Maturity   $1.00 per Buffered PLUS (10% of the stated
                              principal amount)

Share Performance Factor      Final Share Price / Initial Share Price

Issue Price                   $10 per Buffered PLUS

Listing                       The Buffered PLUS will not be listed on any
                              securities exchange.

Expected Pricing Date (1)     This offering is expected to close for ticketing
                              on Friday - July 24, 2009.

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
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MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 10

Opportunities in Commodities

Protect Principal ○ 90% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview	✓ 90% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying commodity index, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal
Risk Considerations	✓ 90% principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the underlying commodity index does not appreciate ✓ Exposure concentrated in physical commodities ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited to the maximum payment at maturity

90% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is **greater than** the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is **less than** the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	July 31, 2013 (4 Years)
Principal Protection	90% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	▪ If the Final Index Value is **greater than** the Initial Index Value, ○ $1,000 + Supplemental Redemption Amount *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* ▪ If the Final Index Value is **less than or equal to** the Initial Index Value, ○ $1,000 x (Final Index Value / Initial Index Value) *This amount will be less than the stated principal amount of $1,000 unless the Final Index Value equals the Initial Index Value. However, under no circumstances will the payment at maturity be less than the Minimum Payment at Maturity of $900 per note.*
Supplemental Redemption Amount	$1,000 x Participation Rate x Commodity Percent Change; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be more than $700 to $750, as determined on the pricing date.
Maximum Payment at Maturity	$1,700 to $1,750 (170% to 175% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Minimum Payment at Maturity	$900 per note (90% of the stated principal amount)
Commodity Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings

Page 11

Opportunities in Currencies

Protect Principal ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Basket	The Basket will be composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:

70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
Eurozone euro ("EUR")	11.6667%		
Japanese yen ("JPY")	11.6667%		
Swiss franc ("CHF")	11.6667%		

Maturity Date	October 31, 2012 (3.25 Years)
Principal Protection	100%, subject to issuer's credit risk
Participation Rate	125% to 145%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the currency performance values of each of the basket currencies
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1 *Under the terms of the note, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*
Currency Performance Value	Currency Performance x Weighting
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2009

                                                                  Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 12
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Protect Principal             o    Protected Absolute Return Barrier Notes based
                                   on the S&P 500(R) Index (SPX)
--------------------------------------------------------------------------------
Strategy Overview             o    A market neutral strategy providing positive
                                   returns within a predetermined band with full
                                   principal protection at maturity, subject to
                                   the issuer's credit risk, that may be
                                   appropriate for investors who are uncertain
                                   which way the market will trade, but hold the
                                   view it will trade within a specified range
--------------------------------------------------------------------------------
Risk Consideration            o    Principal protection is available only at
                                   maturity and is subject to the issuer's
                                   credit risk

                              o    Will yield no positive return if at any time,
                                   on any day, the underlying asset trades
                                   outside a predetermined band

                              o    The specified range is wider on the upside
                                   than on the downside and, accordingly, the
                                   maximum potential payment on the notes is
                                   greater if the underlying index appreciates
                                   than if the underlying index depreciates

                              o    Because the lower limit of the specified
                                   range is smaller than the upper limit, a
                                   decline in the index may be more likely to
                                   move the index outside of the index range

                              o    Does not provide for current income; no
                                   interest payments

                              o    Appreciation potential is limited to the
                                   maximum potential payment
--------------------------------------------------------------------------------
Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range at all times during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential payment on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------

Issuer                        Morgan Stanley

Underlying                    S&P 500(R) Index (SPX)

Maturity Date                 July 27, 2011 (2 Years)

Principal Protection          100% at maturity, subject to issuer's credit risk

Participation Rate            100% of the absolute value of any appreciation or
                              depreciation of the Index, as long as the Index
                              never trades above or below the Index Range Index
                              Range

                              Any value of the Index that is:

                              o    greater than or equal to,      which is the
                                   Initial Index Value x 77.5% to 82.5%; and

                              o    less than or equal to,      which is the
                                   Initial Index Value x 127.5% to 132.5%

Maturity Redemption Amount    $10 plus Supplemental Redemption Amount (if any)

Supplemental Redemption
   Amount                     o    If at all times during the Observation Period
                                   the index value is within the Index Range:
                                   $10 times the Absolute Index Return; or

                              o    If at any time on any day during the
                                   Observation Period the index value is outside
                                   the Index Range: $0

Maximum Potential Payment     o    If the Final Index Value increases from the
                                   Initial Index Value: $12.75 to $13.25 per
                                   note (127.5% to 132.5% of the stated
                                   principal amount); or

                              o    If the Final Index Value decreases from the
                                   Initial Index Value: $11.75 to $12.25 per
                                   note (117.5% to 122.5% of the stated
                                   principal amount)

Observation Period            The period of regular trading hours on each index
                              business day on which there is no market
                              disruption event with respect to the Index,
                              beginning on, and including, the index business
                              day following the pricing date and ending on, and
                              including, the valuation date.

Valuation                     Date July 22, 2011, subject to postponement for
                              non-index business days and certain market
                              disruption events.

Absolute Index Return         Absolute value of (Final Index Value - Initial
                              Index Value) / Initial Index Value

Coupon                        None

Listing                       The notes will not be listed on any securities
                              exchange.

Issue Price                   $10 per note

Expected Pricing Date  (1)    This offering is expected to close for ticketing
                              on Friday - July 24, 2009.

1  Expected Pricing Dates are subject to change. Due to market conditions,
   Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
                                                                              12

MorganStanley
SmithBarney

Client Strategy Guide: July 2009 Offerings Page 13

Opportunities in U.S. Equities

Protect Principal

Contingent Annual Income Certificates of Deposit based on a Basket of 20 U.S. Equities

Strategy Overview

- ✓ Full principal protection, at maturity, subject to applicable FDIC Insurance limits and the issuer's credit risk
- ✓ May be appropriate for long-term investors who desire principal protection at maturity, but also seek exposure to a broad based basket of equities

Risk Consideration

- ✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Appreciation potential for the performance of each reference issuer is limited by the maximum coupon rate
- ✓ Any positive reference security performance by some reference issuers may be partially or wholly offset by the negative reference security performance of other reference issuers
- ✓ Contingent annual coupon is variable and may be zero in some or all periods

The Contingent Annual Income CDs provide exposure to potential price appreciation of a basket of twenty publicly traded securities and if held to maturity 100% principal protection. The CDs offer an opportunity to receive an annual coupon based upon any positive reference security performances.

Issuer	HSBC Bank USA, N.A					
Underlying Reference Basket (Equally Weighted at 5.00%)	Lowe's Companies Inc.	LOW	*Consumer Discretionary*	Lockheed Martin Corporation	LMT	*Industrials*
	Amazon.com Inc.	AMZN	*Consumer Discretionary*	Union Pacific Corporation	UNP	*Industrials*
	Wal-Mart Stores, Inc.	WMT	*Consumer Staples*	Apple. Inc.	AAPL	*Information Technology*
	Phillip Morris International, Inc.	PM	*Consumer Staples*	Oracle Corporation	ORCL	*Information Technology*
	Chevron Corporation	CVX	*Energy*	Monsanto Company	MON	*Materials*
	Schlumberger Ltd	SLB	*Energy*	Freeport-McMoRan Copper & Gold, Inc.	FCX	*Materials*
	JPMorgan Chase & Co.	JPM	*Financials*	AT&T, Inc.	T	*Telecommunications*
	Bank of New York Mellon Corp	BK	*Financials*	Verizon Communications, Inc.	VZ	*Telecommunications*
	Johnson & Johnson	JNJ	*Healthcare*	FPL Group, Inc.	FPL	*Utilities*
	Gilead Sciences Inc	GILD	*Healthcare*	Entergy Corporation	ETR	*Utilities*
Maturity Date	July 31, 2015 (6 Years)					
Redemption Proceeds at Maturity	Principal Amount + any Coupon Payment Amount due on the Maturity Date					
Coupon Payment Amount	The Principal Amount x the Coupon Rate					
Coupon Rate	The Coupon Rate on each Coupon Payment Date will be variable and will be equal to the greater of : a) the *sum* of, for each Reference Security, the *product* of the Reference Security Performance and the related Reference Security Weighting and b) zero.					
Reference Security Performance	For each Reference Security and with respect to each Coupon Valuation Date, the lesser of: (A) quotient of (1) the Final Share Price – the Initial Share Price, *divided by* (2) the Initial Share Price, and (B) the Maximum Coupon Rate. The Reference Security Performance of a Reference Issuer may be negative as well as positive.					
Maximum Coupon Rate	10% to 15% (per Reference Security, to be determined on the Pricing Date)					
Coupon Valuation Dates	July 27, 2010, July 26, 2011, July 26, 2012, July 26, 2013, July 28, 2014 and July 28, 2015					
Coupon Payment Dates	July 30, 2010, July 29, 2011, July 31, 2012, July 31, 2013, July 31, 2014 and July 31, 2015					
Issue Price	$1,000 per CD					
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits. The FDIC takes the position that the Coupon Payment Amount is generally not covered by its insurance.					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 14

Opportunities in U.S. Equities

Leverage Performance

Bear PLUS[SM] based on the Financial Select Sector SPDR® Fund (XLF)

Strategy Overview

- ✓ Leveraged short exposure to an underlying asset within a range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value.
- ✓ May be appropriate for investors anticipating moderate price depreciation on the Financial Select Sector SPDR® Fund and seeking enhanced returns within a certain range of negative price performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Potential loss of up to 80% of your investment if the Financial Select Sector SPDR® Fund increases in value
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Financial Select Sector SPDR® Fund (XLF)
Maturity Date	January 27, 2010 (6 Months)
Leverage Factor	300%
Payment at Maturity	▪ If the final share price is less than the initial share price: $10 + enhanced downside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* ▪ If the final share price is greater than or equal to the initial share price $10 – upside reduction amount *In no event will the payment at maturity be less than the minimum payment at maturity.*
Maximum Payment at Maturity	$11.60 to $12.00 per Bear Market PLUS (116% to 120% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum Payment at Maturity	$2.00 per Bear Market PLUS (20% of the stated principal amount)
Enhanced Downside Payment	$10 x leverage factor x share percent decrease
Upside Reduction Amount	$10 x share percent increase
Share Percent Decrease	(initial share price – final share price) / initial share price
Share Percent Increase	(final share price – initial share price) / initial share price
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 15

Opportunities in U.S. Equities

Enhance Yield ○ 10% to 14% RevCons[SM] based on Microsoft Corporation (MFST)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for no appreciation potential on the underlying shares and full downside exposure to the underlying shares ✓ RevCons offer limited protection against a decline in the price of the underlying shares at maturity, but only if the underlying shares do not close at or below a predetermined knock-in level **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the underlying shares' performance
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying shares if the underlying shares close at or below the knock-in level **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying shares ✓ If the underlying shares close at or below the specified knock-in level **on any trading day** during the investment term and close below the initial share price at maturity, the RevCons will redeem for underlying shares or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the RevCons will redeem for shares of the underlying stock of a specific underlying company at maturity if the closing price of the underlying stock on the determination date is less than the initial share price and the closing price of the underlying stock trades at or below the trigger price on any trading day from but excluding the pricing date and up to and including the determination date. In such circumstances, the value of these shares will be less than the value of the investor's initial investment and may be zero. Alternatively, if the underlying stock never trades at or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying stock. The investor has no opportunity to participate in any upside of the underlying stock. RevCons are not principal protected. The RevCons are senior unsecured obligations of Barclays Bank PLC, and all payments on the RevCons are subject to the credit risk of Barclays Bank PLC.

Issuer	Barclays Bank PLC
Underlying Index	Microsoft Corporation (MFST)
Maturity	January 29, 2010 (6 Months)
Monthly Coupon	10% to 14% per annum, payable monthly beginning August 28, 2009. The actual interest rate will be determined on the pricing date.
Payment at Maturity	Either (i) the stated principal amount of $1,000 or (ii) if the closing price of the underlying stock on the determination date is less than the initial share price and the closing price of the underlying stock has declined to or below the specified trigger price on any trading day from but excluding the pricing date and up to, and including, the determination date, (x) a number of shares of the underlying stock equal to the exchange ratio or (y) at our option, the cash value of those shares as of the determination date.
Determination Date	January 26, 2010
Knock-In Level	80% of the Initial Share Price
Exchange Ratio	The stated principal amount divided by the Initial Share Price, subject to adjustment for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  Morgan Stanley
                                                                    Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 16
--------------------------------------------------------------------------------

Opportunities in U.S. Equities

Enhanced Yield        o  11% to 15% RevCons(SM) based on Monsanto Company (MON)

                      o  Relatively short-term yield enhancement strategy that
                         offers above-market, fixed monthly coupons in exchange
                         for no appreciation potential on the underlying shares
                         and full downside exposure to the underlying shares

                      o  RevCons offer limited protection against a decline in
                         the price of the underlying shares at maturity, but
                         only if the underlying shares do not close at or below
                         a predetermined knock-in level on any trading day
                         during the investment term

                      o  Monthly coupon is paid regardless of the underlying
                         shares' performance
-------------------------------------------------------------------------------
Risk Considerations   o  No principal protection

                      o  Full downside exposure to the underlying shares if the
                         underlying shares close at or below the knock-in level
                         on any trading day during the investment term

                      o  No participation in any appreciation of the underlying
                         shares

                      o  If the underlying shares close at or below the
                         specified knock-in level on any trading day during the
                         investment term and close below the initial share
                         price at maturity, the RevCons will redeem for
                         underlying shares or the equivalent cash value, which
                         will be less than the initial investment
-------------------------------------------------------------------------------
RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the
RevCons will redeem for shares of the underlying stock of a specific underlying company at maturity if the closing price of the underlying stock on the determination date is less than the initial share price and the closing price of the underlying stock trades at or below the trigger price on any trading day from but excluding the pricing date and up to and including the determination date. In such circumstances, the value of these shares will be less than the value of the investor's initial investment and may be zero. Alternatively, if the underlying stock never trades at or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying stock. The investor has no opportunity to participate in any upside of the underlying stock. RevCons are not principal protected. The RevCons are senior unsecured obligations of
Barclays Bank PLC, and all payments on the RevCons are subject to the credit risk of Barclays Bank PLC.

-------------------------------------------------------------------------------
Issuer                          Barclays Bank PLC
                                -----------------------------------------------
Underlying Stock                Monsanto Company (MON)
                                -----------------------------------------------
Maturity                        January 29, 2010 (6 Months)
                                -----------------------------------------------
Monthly Coupon                  11% to 15% per annum, payable monthly beginning
                                August 28, 2009. The actual interest rate will
                                be determined on the pricing date.
                                -----------------------------------------------
Payment at Maturity             Either (i) the stated principal amount of
                                $1,000 or (ii) if the closing price of the
                                underlying stock on the determination date is
                                less than the initial share price and the
                                closing price of the underlying stock has
                                declined to or below the specified trigger
                                price on any trading day from but excluding the
                                pricing date and up to, and including, the
                                determination date, (x) a number of shares of
                                the underlying stock equal to the exchange
                                ratio or (y) at our option, the cash value of
                                those shares as of the determination date.
                                -----------------------------------------------
Determination Date              January 26, 2010
                                -----------------------------------------------
Knock-In Level                  75% of the Initial Share Price
                                -----------------------------------------------
Exchange Ratio                  The stated principal amount divided by the
                                Initial Share Price, subject to adjustment for
                                corporate events.
                                -----------------------------------------------
Issue Price                     $1,000 per RevCons
                                -----------------------------------------------
Listing                         The RevCons will not be listed on any
                                securities exchange.
                                -----------------------------------------------
Expected Prcing Date(1)         This offering is expected to close for
                                ticketing on Friday - July 24, 2009.
-------------------------------------------------------------------------------
1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009
                                                                             16

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 17

Opportunities in International Equities

Enhance Yield ○ Buffered Auto-Callable Securities based on iShares® FTSE / Xinhua China 25 Index Fund (FXI)

Strategy Overview	✓ Opportunity to earn a relatively high fixed return if the closing price of the underlying shares is at all above the initial level on any of the specified determination dates ✓ If the security is not redeemed on any early redemption date and at maturity the underlying is below the downside protection price, the investor has 1-for-1 downside exposure below the downside protection price and may lose up to 90% of their investment
Risk Considerations	✓ No principal protection ✓ Up to 90% of the stated principal amount at risk upon any depreciation in the underlying asset if the downside protection price is breached ✓ Appreciation potential is limited to the specified fixed returns ✓ Does not provide for current income; no interest payments

Auto-Callable Securities offer the opportunity for investors to earn a relatively high annualized fixed redemption amount if the closing price of the underlying shares is at all above the initial share price on any one of the specified determination dates. Investors must be comfortable with the risk of losing up to 90% of their principal and be willing to forgo interest payments and potential returns greater than the specified fixed returns. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Shares of the iShares® FTSE / Xinhua China 25 Index Fund (FXI)
Maturity Date	August 9, 2011 (2 Years)
Determination Dates	#1: August 2, 2010 · #2: February 2, 2011 · Final: August 2, 2011
Early Redemption Cash Payment	If, on either of the first two determination dates, the determination closing price is greater than the Initial Share Price, the securities will be automatically redeemed on the fifth business day following the related determination date for the respective cash payment as follows: Determination Date — Early Redemption Cash Payment 1st — $11.62 to $12.02 2nd — $12.43 to $13.03 The actual Early Redemption Cash Payment will be determined on the pricing date.

Payment at Maturity	If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:
	If the Final Share Price is:
	○ Greater than the Initial Share Price:
	  ○ $13.24 to $14.04 (as determined on the pricing date)
	○ Less than or equal to the Initial Share Price but has decreased from the Initial Share Price by an amount less than or equal to the Buffer Amount of 10% of the Initial Share Price:
	  ○ $10 stated principal amount
	○ Less than the Initial Share Price and has decreased from the Initial Share Price by an amount greater than the Buffer Amount of 10% of the Initial Share Price:
	  ○ $10 *times* the Index Performance Factor, *plus* $1.00
	This payment may result in a loss of up to 90% of your investment

Buffer Amount	10% of the Initial Share Price
Index Performance Factor	Final Share Price / Initial Share Price
Issue Price	$10 per Security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 18

Opportunities in International Equities

Leverage Performance

Bull PLUS℠ based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI Emerging Markets Index Fund and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the iShares® MSCI Emerging Markets Index Fund
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® MSCI Emerging Markets Index Fund (EEM)
Maturity Date	August 27, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price - Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$12.87 to $13.37 per PLUS (128.7% to 133.7% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price: ◦ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is **less than or equal** to the Initial Share Price: ◦ $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                 Morgan Stanley
                                                                   Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 19
--------------------------------------------------------------------------------

Opportunities in Commodities

Leverage Performance          o    Buffered PLUS(SM) based on the S&P GSCI(TM)
                                   Brent Crude Index -- Excess Return

Strategy Overview             o    Leveraged exposure to an underlying asset up
                                   to a cap, with full downside exposure to the
                                   extent a decline in the underlying asset
                                   exceeds the buffer amount at maturity

                              o    May be appropriate for investors who
                                   anticipate moderate price appreciation and
                                   are willing to exchange some upside exposure
                                   compared to a Bull PLUS, either in the form
                                   of less leverage or a lower cap, for limited
                                   protection against depreciation of the
                                   underlying asset at maturity

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index beyond the buffer amount

                              o    Appreciation potential is limited to the
                                   maximum payment at maturity

                              o    Does not provide for current income; no
                                   interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured debt obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying                    S&P GSCITM Brent Crude Index - Excess Return
--------------------------------------------------------------------------------
Maturity Date                 July 29, 2011 (2 Years)
--------------------------------------------------------------------------------
Leverage Factor               200%
--------------------------------------------------------------------------------
Buffer Amount                 10%
--------------------------------------------------------------------------------
Payment at Maturity           o    If the Final Index Value is greater than the
                                   Initial Index Value:

                                   o    $1,000 + the Leveraged Upside Payment

                              In no event will the payment at maturity exceed
                              the Maximum Payment at Maturity.

                              o    If the Final Index Value is less than or
                                   equal to the Initial Index Value but has
                                   decreased from the Initial Index Value by an
                                   amount less than or equal to the Buffer
                                   Amount of 10%:

                                    o $1,000

                              o    If the Final Index Value is less than the
                                   Initial Index Value and has decreased from
                                   the Initial Index Value by an amount greater
                                   than the Buffer Amount of 10%:

                                   o    ($1,000 x the Index Performance Factor)
                                        + $100

                              This amount will be less than par. However, under
                              no circumstances will the payment at maturity be
                              less than $100 per Buffered PLUS.
--------------------------------------------------------------------------------
Leveraged Upside Payment      $1,000 x Leverage Factor x Index Percent Increase
--------------------------------------------------------------------------------
Index Percent Increase        (Final Index Value - Initial Index Value) /
                               Initial Index Value
--------------------------------------------------------------------------------
Maximum Payment at Maturity   $1,450 to $1,500 per Buffered PLUS (145% to 150%
                              of the stated principal amount), to be determined
                              on the pricing date
--------------------------------------------------------------------------------
Minimum Payment at Maturity   $100 per Buffered PLUS (10% of the stated
                              principal amount)
--------------------------------------------------------------------------------
Index Performance Factor      Final Index Value / Initial Index Value
--------------------------------------------------------------------------------
Valuation Date                July 22, 2011
--------------------------------------------------------------------------------
Issue Price                   $1,000 per Buffered PLUS
--------------------------------------------------------------------------------
Listing                       The Buffered PLUS will not be listed on any
                              securities exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

                                                                 Morgan Stanley
                                                                   Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 20
--------------------------------------------------------------------------------

Opportunities in Currencies

Protect Principal             o    Currency-Linked Capital Protected Notes based
                                   on a BRIC Currency Basket vs. the U.S. Dollar

Strategy Overview             o    Full principal protection at maturity,
                                   subject to issuer's credit risk; investors
                                   may receive an additional payment based on
                                   the performance of the underlying basket

                              o    The return on the notes will be based on the
                                   appreciation, if any, of a basket of four
                                   currencies relative to the U.S. dollar

                              o    May be appropriate for investors who have a
                                   bullish outlook on the underlying basket over
                                   the investment term, but are concerned about
                                   potential loss of principal

Risk Considerations           o    Principal protection is available only at
                                   maturity and is subject to issuer credit risk

                              o    Will yield no positive return if the
                                   underlying basket does not appreciate

                              o    Does not provide for current income; no
                                   interest payments

                              o    Notes are subject to currency exchange risk

Currency -Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying Basket             Brazilian real ("BRL")
(Equally-Weighted at 25%)     Russian ruble ("RUB")
                              Indian rupee ("INR")
                              Chinese renminbi ("CNY")
--------------------------------------------------------------------------------
Maturity Date                 October 31, 2011 (2.25 Years)
--------------------------------------------------------------------------------
Principal Protection          100%, subject to issuer`s credit risk
--------------------------------------------------------------------------------
Participation Rate            105% to 125%, to be determined on the pricing date
--------------------------------------------------------------------------------
Payment at Maturity           $1,000 + Supplemental Redemption Amount (if any)
--------------------------------------------------------------------------------
Supplemental Redemption
   Amount                     $1,000 x Basket Performance x Participation Rate;
                              provided that the Supplemental Redemption Amount
                              will not be less than $0.
--------------------------------------------------------------------------------
Basket Performance            Sum of the currency performance values of each of
                              the basket currencies
--------------------------------------------------------------------------------
Currency Performance          With respect to each of the basket currencies:
                              [(initial exchange rate / final exchange rate) -
                              1] x weighting
                              Under the terms of the notes, a positive currency
                              performance means the basket currency has
                              appreciated relative to the U.S. dollar, while a
                              negative currency performance means the basket
                              currency has depreciated relative to the U.S.
                              dollar.
--------------------------------------------------------------------------------
Currency Performance Value    Currency Performance x Weighting
--------------------------------------------------------------------------------
Exchange Rate                 With respect to each basket currency, the rate for
                              conversion of such basket currency into one U.S.
                              dollar.
--------------------------------------------------------------------------------
Valuation Date                October 20, 2011
--------------------------------------------------------------------------------
Coupon                        None
--------------------------------------------------------------------------------
Listing                       The notes will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Issue Price                   $1,000 per note
--------------------------------------------------------------------------------
Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

MorganStanley SmithBarney

Client Strategy Guide: July 2009 Offerings Page 21

Opportunities in Global Recovery

Leverage Performance

○ Global Recovery PLUS℠ based on a Basket of ETFs and Indices

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying reference basket and seeking enhanced returns within a range of asset performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying reference basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**		
Underlying Reference Basket	**Component**	**Ticker**	**Weighting**
	iShares Russell 2000 Index Fund	IWM	16.667%
	Technology Select Sector SPDR Fund	XLK	16.667%
	iShares MSCI Emerging Markets Index Fund	EEM	16.667%
	iBoxx $ Liquid High Yield Index	IBOXHY	15%
	iBoxx $ Investment Grade Index	IBOXIG	15%
	iShares Dow Jones U.S. Real Estate Index Fund	IYR	10%
	PowerShares DB Commodity Index Tracking Fund	DBC	10%
Maturity Date	January 27, 2011 (18 Months)		
Leverage Factor	200%		
Leveraged Upside Payment	$10 x Leverage Factor x Basket Percent Increase		
Basket Percent Increase	(Final Basket Value - Initial Basket Value) / Initial Basket Value		
Maximum Payment at Maturity	$12.30 to $12.70 per PLUS (123% to 127% of the stated principal amount), to be determined on the pricing date		
Payment at Maturity	• If the Final Basket Value is **greater than** the Initial Basket Value: ○ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Basket Value is **less than or equal** to the Initial Basket Value: ○ $10 x Basket Performance Factor *This amount will be less than or equal to the stated principal amount of $10*		
Basket Performance Factor	Final Basket Value / Initial Basket Value		
Averaging Feature	The payment at maturity will be based on the closing values of the Underlying Reference Basket Components over the initial averaging dates (the five consecutive days beginning on the pricing date) and final averaging dates (the five consecutive days up to the third trading day prior to the Maturity Date).		
Listing	The PLUS will not be listed on any securities exchange.		
Issue Price	$10 per PLUS		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - July 24, 2009.		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. July 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley
                                                                   Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 22
--------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

                                                                 Morgan Stanley
                                                                   Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 23
--------------------------------------------------------------------------------

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any CD offering, you can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked
CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

                                                                 Morgan Stanley
                                                                   Smith Barney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 24
--------------------------------------------------------------------------------

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co.
Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by
Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated. , which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is
distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward -looking statements. Although
Morgan Stanley believes that the expectations in such forward -looking statement are reasonable, it can give no assurance that any forward -looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward -looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward -looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan
Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's([R])," "S&P([R])", "S&P 500([R])", "Select Sector SPDR([R]) "
and "S&P GSCI(TM") are trademarks of The McGraw -Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial Average (SM)", are service marks of Dow
Jones & Company, Inc. and have been licensed for use for certain purposes by
Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS", "Dow Jones--UBS Commodity Index(SM)", "DJ-UBS(SM)" and
"DJ-UBSCI (SM)" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities
LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares ([R]) is a service mark of Barclays Global Investors.

Copyright [C] by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009